ETERNAL ENERGY CORP. COMPLETES ACQUISITION OF PARTICIPATION
RIGHTS TO A JOINT VENTURE IN OIL AND GAS EXPLORATION

Littleton, Colorado November 9, 2005: Eternal Energy Corp.,-OTC: EERG (formerly known as Golden Hope Resources Corp. (GHPR)) announced that it had completed an acquisition of rights to acquire a fifty percent interest in a joint venture with Eden Energy Corp., a Nevada corporation, for acquiring oil and gas leases and drilling wells to explore oil and natural gas reserves on the Big Sand Spring Valley Prospect located in eastern Nevada. The oil and gas leases cover approximately 82,184 gross acres of property in Nye County, Nevada. The acquisition was completed through the merger of the company’s wholly owned subsidiary into the company, with the company as the surviving corporation, effective on November 7, 2005. Pursuant to the terms of a purchase and sale agreement with Merganser Limited, the company will issues shares of its common stock to Merganser, based on net proved oil reserves, in exchange for all of Merganser’s rights and interests to participate in the joint venture. Under the terms of the participation agreement between Eden and Merganser, after the initial consideration to Eden is fully paid, all subsequent costs are to be borne fifty percent by Eden and fifty percent by Merganser and ownership of the oil leases and any additional acreage will be owned fifty percent by Merganser and fifty percent by Eden. As a result of the transaction, the company acquired all of Merganser's rights under the participation agreement with Eden.

The company also announced that it raised approximately $1,126,000 of financing in a private placement from issuance of its common stock and warrants to purchase common stock to accredited investors. The private placement closed on November 7, 2005. The proceeds will be used to pay for a portion of the consideration in the acquisition of the rights to the joint venture and the remaining proceeds will be used for general working capital. None of the shares of common stock or the shares underlying the warrants was registered under the Securities Act of 1933.  Accordingly, none of such shares may be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  The Company has agreed to file a registration statement covering the resale by the investors of the shares.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.  This private placement was made by the Company and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

About Eternal Energy Corp.:

Eternal Energy Corp. (formerly known as Golden Hope Resources Corp.) is an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada. The corporation was incorporated in the Nevada on July 25, 2003 to engage in the acquisition, exploration and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of Eternal Energy Corp. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

Contact:
Eternal Energy Corp.
Attention: Bradley M. Colby
Phone: (303) 385-1230